Exhibit 99.1

FOR IMMEDIATE RELEASE

MOBILE MINI REPORTS Q3 2019 RESULTS AND ANNOUNCES QUARTERLY DIVIDEND

Phoenix, AZ – October 31, 2019 – Mobile Mini, Inc. (NASDAQ GS: MINI) (the “Company” or “Mobile Mini”), the world’s leading supplier of portable storage solutions and a leading provider of tank and pump solutions in the United States, today reported actual and adjusted financial results for the quarter ended September 30, 2019.

Total revenues were $153.5 million and rental revenues were $145.5 million for the third quarter of 2019, as compared to $149.7 million and $140.9 million, respectively, for the same period last year. Rental revenues for the Storage Solutions and Tank & Pump Solutions businesses for the current quarter were $116.8 million and $28.7 million, respectively, compared to $112.6 million and $28.3 million for the same period last year.

The Company realized net income of $22.6 million, or $0.51 per diluted share, in the third quarter of 2019. On an adjusted basis, third quarter net income was $24.0 million, or $0.54 per diluted share, as compared to adjusted net income of $19.1 million, or $0.42 per diluted share, for the third quarter of 2018. Adjusted EBITDA was $61.7 million and adjusted EBITDA margin was 40.2% for the third quarter of 2019.

Dividend

The Company’s Board of Directors declared a cash dividend of 27.5 cents per share, which will be paid on November 27, 2019 to shareholders of record as of November 13, 2019.

Third Quarter 2019 Highlights

•	Drove healthy year-over-year growth of 6.3% in North American Storage Solutions rental revenue.

•

Grew adjusted EBITDA 11.3%, year-over-year, and expanded adjusted EBITDA margin by 320 basis points to 40.2%, comprised of a 370 basis point year-over-year increase for North American Storage Solutions and a 320 basis point increase for Tank & Pump Solutions.

•	Raised North American Storage Solutions core (excluding seasonal) rates 4.2% year-over-year, with rates on newly placed units up 5.4%.

•	Achieved strong average OEC utilization rate of 77.5% for Storage Solutions.

•

Generated robust cash from operating activities of $51.3 million for the quarter and $151.9 million year-to-date, resulting in free cash flow of $37.1 million for the quarter and $92.0 million year-to-date, an increase of $44.0 million from the prior year-to-date period.

•	Further increased return on capital employed to 9.8% as of September 30, 2019, exceeding our weighted average cost of capital and a 170 basis point improvement from September 30, 2018.

•

Repurchased $18.4 million of shares under our authorized share repurchase program, $28.4 million year-to-date, while maintaining a leverage ratio of 3.8x as of September 30, 2019 compared to 4.2x as of December 31, 2018.

•	Completed one tuck-in acquisition in Tulsa, Oklahoma of a highly-utilized container provider.

CEO Comments

Kelly Williams, Mobile Mini’s President and Chief Executive Officer, remarked, “I am very pleased with the performance of Mobile Mini in the third quarter of 2019. Throughout the company, the processes we have implemented to drive efficiencies, combined with higher rental revenues, drove a $6.2 million, or 11.3%, increase in consolidated adjusted EBITDA, with an adjusted EBITDA margin in excess of our 40% Evergreen target, a notable achievement. The strong increase in profitability reflects top-line growth and margin expansion in both our North American segments. North American Storage Solutions rental revenues were up compared to the prior-year quarter by a healthy 6.3%, driven primarily by increased rates as well as favorable mix. Revenues in our Tank & Pump Solutions downstream business continued to grow year-over-year, despite a difficult comparison to a very strong prior-year quarter. The downstream market is now settling into more normalized activity.”

Mr. Williams continued, “Over the past several years we have transformed Mobile Mini into a significantly more efficient, scalable organization. The transformation includes substantial development of our technology capabilities and enhancements throughout our supply chain, including asset management. We are now better positioned than at any time in our Company’s history to drive profitable growth and generate shareholder value through the highly effective execution of our business strategy and the optimal deployment of capital. During the nine months ended September 30, 2019 we generated $92 million of free cash flow. This robust cash flow enables us to reinvest in the business, reduce our leverage ratio and return capital to our shareholders through dividends and opportunistic stock repurchases. In addition to organic growth in existing locations, we plan to drive multi-year growth for Mobile Mini both through acquisitions in our Storage Solutions business and greenfield expansion into attractive new geographic markets for both business segments. Importantly, we expect to continue to grow adjusted EBITDA and generate very strong free cash flow for the remainder of 2019 and into 2020.”

Conference Call

Mobile Mini will host a conference call later today, October 31st at 5 pm ET to review these results. To listen to the call live, dial (201) 493-6739 and ask for the Mobile Mini Conference Call or go to www.mobilemini.com and click on the Investor Relations section. Additionally, a slide presentation that will accompany the call will be posted at www.mobilemini.com on the Investor Relations section and will be available in advance and after the call. Please go to the website 15 minutes early to download and install any necessary audio software. If you are unable to listen live, a replay of the call can be accessed for approximately 14 days after the call at Mobile Mini’s website.

About Mobile Mini, Inc.

Mobile Mini, Inc. is the world’s leading provider of portable storage solutions through its total rental fleet of approximately 199,100 storage solutions containers and office units and a leading provider of tank and pump solutions in the U.S., with a rental fleet of approximately 12,700 units. Mobile Mini’s network is comprised of 155 locations in the U.S., U.K., and Canada. Mobile Mini is included on the Russell 2000® and 3000® Indexes and the S&P Small Cap Index.

Forward-Looking Statements

This news release contains forward-looking statements, including, but not limited to, our ability to grow our business with existing and new customers, as well as our ability to drive growth organically, through acquisitions and greenfield expansion as well as growing adjusted EBITDA and generate very strong free cash flow, all of which involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Risks and uncertainties that may affect future results include those that are described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). These forward-looking statements represent the judgment of the Company, as of the date of this release, and Mobile Mini disclaims any intent or obligation to update forward-looking statements.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Van Welch, Executive VP &		The Equity Group Inc.
Chief Financial Officer		Fred Buonocore (212) 836-9607
Mobile Mini, Inc.		Mike Gaudreau (212) 836-9620
(602) 308-3879

Emily Tadano, Director of Treasury & Investor Relations (602) 845-4005

www.mobilemini.com

(See accompanying tables)

Mobile Mini, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except percentages and per share data)

	Three Months Ended September 30, 2019			Three Months Ended September 30, 2018
	Actual	Adjustments	Adjusted (1)	Actual	Adjustments	Adjusted (2)
Revenues:
Rental	$145,519	$—	$145,519	$140,924	$—	$140,924
Sales	7,887	—	7,887	8,716	—	8,716
Other	111	—	111	67	—	67

Total revenues	153,517	—	153,517	149,707	—	149,707

Costs and expenses:
Rental, selling and general expenses	91,399	(1,898)	89,501	90,764	—	90,764
Cost of sales	4,838	—	4,838	5,770	—	5,770
Asset impairment charge and loss on divestiture, net	—	—	—	98,278	(98,278)	—
Depreciation and amortization	17,490	—	17,490	16,191	—	16,191

Total costs and expenses	113,727	(1,898)	111,829	211,003	(98,278)	112,725

Income (loss) from operations	39,790	1,898	41,688	(61,296)	98,278	36,982
Other income (expense):
Interest income	12	—	12	—	—	—
Interest expense	(10,393)	—	(10,393)	(10,487)	—	(10,487)
Foreign currency exchange	(13)	—	(13)	24	—	24

Income (loss) before income tax provision (benefit)	29,396	1,898	31,294	(71,759)	98,278	26,519
Income tax provision (benefit)	6,821	476	7,297	(19,594)	27,010	7,416

Net income (loss)	$22,575	$1,422	$23,997	$(52,165)	$71,268	$19,103

EBITDA/Adjusted EBITDA	$57,279		$61,674	$(45,081)		$55,427
EBITDA/Adjusted EBITDA as a percentage of total revenues	37.3%		40.2%	-30.1%		37.0%
Earnings (loss) per share:
Basic	$0.51		$0.54	$(1.18)		$0.43
Diluted	0.51		0.54	(1.18)		0.42
Weighted average number of common and common share equivalents outstanding:
Basic	44,072		44,072	44,323		44,323
Diluted	44,316		44,316	44,323		45,098

(1)

Adjusted column for the three-month period ended September 30, 2019 reduces rental, selling and general expenses to exclude expenses of $1.9 million related to actual and potential acquisitions, along with the related tax effect that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release.

(2)

Adjusted column for the three-month period ended September 30, 2018 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release. The adjustments for the three-month period ended September 30, 2018 include the following, along with the related tax effects:

•	Exclusion of an asset impairment charge and loss on divestiture, net of proceeds of $98.3 million related to assets that the Company placed as held for sale during the quarter.

•

Exclusion of $2.6 million in income tax benefit resulting from the reversal in the quarter of a provisional tax expense related to the repatriation of foreign earnings for the impact of the U.S. federal tax reform enacted in the fourth quarter of 2017.

Mobile Mini, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except percentages and per share data)

	Nine Months Ended September 30, 2019			Nine Months Ended September 30, 2018
	Actual	Adjustments	Adjusted (1)	Actual	Adjustments	Adjusted (2)
Revenues:
Rental	$429,597	$—	$429,597	$406,149	$—	$406,149
Sales	23,245	—	23,245	25,700	—	25,700
Other	517	—	517	511	—	511

Total revenues	453,359	—	453,359	432,360	—	432,360

Costs and expenses:
Rental, selling and general expenses	279,368	(6,230)	273,138	269,033	—	269,033
Cost of sales	14,484	—	14,484	16,925	—	16,925
Restructuring expenses	—	—	—	1,306	(1,306)	—
Asset impairment charge and loss on divestiture, net	—	—	—	98,278	(98,278)	—
Depreciation and amortization	52,960	—	52,960	50,206	—	50,206

Total costs and expenses	346,812	(6,230)	340,582	435,748	(99,584)	336,164

Income (loss) from operations	106,547	6,230	112,777	(3,388)	99,584	96,196
Other income (expense):
Interest income	12	—	12	6	—	6
Interest expense	(31,745)	—	(31,745)	(30,179)	—	(30,179)
Deferred financing costs write-off	(123)	123	—	—	—	—
Foreign currency exchange	(179)	—	(179)	69	—	69

Income (loss) before income tax provision (benefit)	74,512	6,353	80,865	(33,492)	99,584	66,092
Income tax provision (benefit)	19,794	693	20,487	(11,182)	27,338	16,156

Net income (loss)	$54,718	$5,660	$60,378	$(22,310)	$72,246	$49,936

EBITDA/Adjusted EBITDA	$159,340		$174,811	$46,893		$153,980
EBITDA/Adjusted EBITDA as a percentage of total revenues	35.1%		38.6%	10.8%		35.6%
Earnings (loss) per share:
Basic	$1.23		$1.36	$(0.50)		$1.13
Diluted	1.23		1.35	(0.50)		1.11
Weighted average number of common and common share equivalents outstanding:
Basic	44,337		44,337	44,275		44,275
Diluted	44,646		44,646	44,275		45,011

(1)

Adjusted column for the nine-month period ended September 30, 2019 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release. The adjustments for the nine-month period ended September 30, 2019 include the following, along with the related tax effects:

•

Reduction of rental, selling and general expenses to exclude $3.6 million of non-cash share-based compensation related to transition agreements for our Chief Executive Officer who retired as an employee of the Company and assumed the position of Chairman of the Board.

•	Reduction of rental, selling and general expenses to exclude $2.6 million of expenses related to actual and potential acquisitions, along with the related tax effect.

•	Exclusion of $0.1 million of deferred financing costs that were written off in conjunction with the amendment of our lines of credit.

(2)

Adjusted column for the nine-month period ended September 30, 2018 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release. The adjustments for the nine-month period ended September 30, 2018 include the following, along with the related tax effects:

•	Exclusion of $1.3 million related to the restructuring of our business operations.

•	Exclusion of an asset impairment charge and loss on divestiture, net of proceeds of $98.3 million related to assets that the Company placed as held for sale during the period.

•

Exclusion of $2.6 million in income tax benefit resulting from the reversal in the period of a provisional tax expense related to the repatriation of foreign earnings for the impact of the U.S. federal tax reform enacted in the fourth quarter of 2017.

Mobile Mini, Inc.

Operating Data

(Unaudited)

	2019	2018
As of September 30:
Stand-alone Storage Solutions locations	118	119
Stand-alone Tank & Pump Solutions locations	20	21
Combined Storage Solutions and Tank & Pump Solutions locations	17	17
Storage Solutions rental fleet units	199,100	194,300
Tank & Pump Solutions rental fleet units	12,700	12,600
Average utilization based on original equipment cost
Three months ended September 30:
Storage Solutions	77.5%	76.9%
Tank & Pump Solutions	68.3%	72.2%
Nine months ended September 30:
Storage Solutions	77.0%	71.5%
Tank & Pump Solutions	71.9%	73.3%

Mobile Mini, Inc.

Business Segment Information - Adjusted (1)

(Unaudited)

(in thousands, except percentages)

	Three Months Ended September 30, 2019			Three Months Ended September 30, 2018
	Storage Solutions	Tank & Pump Solutions	Total	Storage Solutions	Tank & Pump Solutions	Total
Revenues:
Rental	$116,820	$28,699	$145,519	$112,639	$28,285	$140,924
Sales	6,439	1,448	7,887	7,696	1,020	8,716
Other	75	36	111	40	27	67

Total revenues	123,334	30,183	153,517	120,375	29,332	149,707

Costs and expenses:
Rental, selling and general expenses	70,455	19,046	89,501	71,121	19,643	90,764
Cost of sales	4,048	790	4,838	5,226	544	5,770
Depreciation and amortization	10,576	6,914	17,490	9,758	6,433	16,191

Total costs and expenses	85,079	26,750	111,829	86,105	26,620	112,725

Income from operations	$38,255	$3,433	$41,688	$34,270	$2,712	$36,982

Adjusted EBITDA	$51,190	$10,484	$61,674	$46,174	$9,253	$55,427
Adjusted EBITDA Margin	41.5%	34.7%	40.2%	38.4%	31.5%	37.0%

	Nine Months Ended September 30, 2019			Nine Months Ended September 30, 2018
	Storage Solutions	Tank & Pump Solutions	Total	Storage Solutions	Tank & Pump Solutions	Total
Revenues:
Rental	$339,930	$89,667	$429,597	$325,293	$80,856	$406,149
Sales	18,987	4,258	23,245	21,785	3,915	25,700
Other	363	154	517	399	112	511

Total revenues	359,280	94,079	453,359	347,477	84,883	432,360

Costs and expenses:
Rental, selling and general expenses	213,806	59,332	273,138	212,248	56,785	269,033
Cost of sales	12,134	2,350	14,484	14,695	2,230	16,925
Depreciation and amortization	32,237	20,723	52,960	31,398	18,808	50,206

Total costs and expenses	258,177	82,405	340,582	258,341	77,823	336,164

Income from operations	$101,103	$11,674	$112,777	$89,136	$7,060	$96,196

Adjusted EBITDA	$141,887	$32,924	$174,811	$127,798	$26,182	$153,980
Adjusted EBITDA Margin	39.5%	35.0%	38.6%	36.8%	30.8%	35.6%

(1)

These tables present results by major business segment adjusted to exclude certain transactions that management believes are not indicative of our business. See additional information regarding non-GAAP financial information following in this earnings release.

Mobile Mini, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2019	2018
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$7,295	$5,605
Receivables, net	106,847	130,233
Inventories	9,835	11,725
Rental fleet, net	953,331	929,090
Property, plant and equipment, net	150,479	154,254
Operating lease assets	95,489	—
Other assets	12,809	13,398
Intangibles, net	51,333	55,542
Goodwill	705,769	705,217

Total assets	$2,093,187	$2,005,064

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$30,167	$33,177
Accrued liabilities	74,331	88,136
Operating lease liabilities	97,283	—
Lines of credit	584,000	593,495
Obligations under finance leases	67,648	63,359
Senior notes, net	246,967	246,489
Deferred income taxes	186,116	170,139

Total liabilities	1,286,512	1,194,795

Stockholders’ equity:
Common stock	503	500
Additional paid-in capital	634,994	619,850
Retained earnings	428,398	410,641
Accumulated other comprehensive loss	(79,814)	(72,861)
Treasury stock	(177,406)	(147,861)

Total stockholders’ equity	806,675	810,269

Total liabilities and stockholders’ equity	$2,093,187	$2,005,064

Mobile Mini, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Nine Months Ended
	September 30,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$54,718	$(22,310)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred financing costs write-off	123	—
Asset impairment charge and loss on divestiture, net	—	98,278
Provision for doubtful accounts	4,235	1,980
Amortization of deferred financing costs	1,383	1,545
Amortization of long-term liabilities	13	109
Share-based compensation expense	12,834	7,866
Depreciation and amortization	52,960	50,206
Gain on sale of rental fleet	(4,610)	(4,523)
Loss on disposal of property, plant and equipment	46	548
Deferred income taxes	15,855	(12,891)
Foreign currency exchange	179	(69)
Changes in certain assets and liabilities, net of effect of businesses acquired	14,163	(4,519)

Net cash provided by operating activities	151,899	116,220

Cash flows from investing activities:
Cash paid for business acquired, net of cash acquired	(4,878)	—
Proceeds from sale of assets held for sale	—	3,508
Additions to rental fleet, excluding acquisitions	(61,247)	(65,620)
Proceeds from sale of rental fleet	10,782	11,447
Additions to property, plant and equipment, excluding acquisitions	(9,917)	(14,635)
Proceeds from sale of property, plant and equipment	448	603

Net cash used in investing activities	(64,812)	(64,697)

Cash flows from financing activities:
Net repayments under lines of credit	(9,494)	(24,062)
Deferred financing costs	(3,491)	—
Principal payments on finance lease obligations	(8,167)	(6,683)
Issuance of common stock	2,314	3,617
Dividend payments	(36,864)	(33,312)
Purchase of treasury stock	(29,545)	(668)

Net cash used in financing activities	(85,247)	(61,108)

Effect of exchange rate changes on cash	(150)	1,069

Net change in cash	1,690	(8,516)
Cash and cash equivalents at beginning of period	5,605	13,451

Cash and cash equivalents at end of period	$7,295	$4,935

Equipment and other acquired through finance lease obligations	$12,455	$15,746
Capital expenditures accrued or payable	5,110	9,774

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company also discloses in this press release certain non-GAAP financial information. These financial measures are not recognized measures under GAAP and they are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Adjusted net income, adjusted diluted earnings per share, EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and constant currency financial information are non-GAAP financial measures as defined by SEC rules. This non-GAAP financial information may be determined or calculated differently by other companies. Reconciliations of these non-GAAP measurements to the most directly comparable GAAP financial measurements are furnished earlier in this release and as follows:

Mobile Mini, Inc.

Adjusted EBITDA GAAP Reconciliations

(Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income (loss)	$22,575	$(52,165)	$54,718	$(22,310)
Interest expense	10,393	10,487	31,745	30,179
Income tax provision (benefit)	6,821	(19,594)	19,794	(11,182)
Depreciation and amortization	17,490	16,191	52,960	50,206
Deferred financing costs write-off	—	—	123	—

EBITDA	57,279	(45,081)	159,340	46,893
Share-based compensation expense	2,497	2,230	9,241	7,503
Restructuring expenses	—	—	—	1,306
Asset impairment charge and loss on divestiture, net	—	98,278	—	98,278
Chief Executive Officer transition	—	—	3,593	—
Acquisition-related expenses	1,898	—	2,637	—

Adjusted EBITDA	$61,674	$55,427	$174,811	$153,980

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net cash provided by operating activities	$51,347	$46,268	$151,899	$116,220
Interest paid	13,961	13,576	34,156	31,753
Income and franchise taxes paid	1,357	939	5,119	2,346
Share-based compensation expense, including restructuring expense	(2,497)	(2,230)	(12,834)	(7,866)
Asset impairment charge and loss on divestiture, net	—	(98,278)	—	(98,278)
Gain on sale of rental fleet	1,569	1,263	4,610	4,523
Gain (loss) on disposal of property, plant and equipment	56	(71)	(46)	(548)
Changes in certain assets and liabilities, net of effect of businesses acquired	(8,514)	(6,548)	(23,564)	(1,257)

EBITDA	$57,279	$(45,081)	$159,340	$46,893

Mobile Mini, Inc.

Free Cash Flow GAAP Reconciliation

(Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net cash provided by operating activities	$51,347	$46,268	$151,899	$116,220

Additions to rental fleet, excluding acquisitions	(14,850)	(27,144)	(61,247)	(65,620)
Proceeds from sale of rental fleet	3,728	3,770	10,782	11,447
Additions to property, plant and equipment, excluding acquisitions	(3,482)	(5,554)	(9,917)	(14,635)
Proceeds from sale of property, plant and equipment	315	136	448	603

Net capital expenditures, excluding acquisitions	(14,289)	(28,792)	(59,934)	(68,205)

Free cash flow	$37,058	$17,476	$91,965	$48,015

Adjusted net income and adjusted diluted earnings per share. Adjusted net income and related earnings per share information exclude certain transactions that management believes are not indicative of our business. We believe that the inclusion of this non-GAAP presentation makes it easier to compare our financial performance across reporting periods on a consistent basis.

EBITDA and adjusted EBITDA. EBITDA is defined as net income before discontinued operations, net of tax (if applicable), interest expense, income taxes, depreciation and amortization, and debt restructuring or extinguishment expense (if applicable), including any write-off of deferred financing costs. Adjusted EBITDA further excludes certain non-cash expenses, including share-based compensation, as well as transactions that management believes are not indicative of our business. Because EBITDA and adjusted EBITDA, as defined, exclude some but not all items that affect our cash flow from operating activities, they may not be comparable to similarly titled performance measures presented by other companies.

We present EBITDA and adjusted EBITDA because we believe they provide useful information regarding our ability to meet our future debt payment requirements, capital expenditures and working capital requirements and an overall evaluation of our financial condition. EBITDA and adjusted EBITDA have certain limitations as analytical tools and should not be used as substitutes for net income, cash flows from operations, or other consolidated income or cash flow data prepared in accordance with GAAP.

EBITDA and adjusted EBITDA margins are calculated as EBITDA and adjusted EBITDA, respectively, divided by total revenues expressed as a percentage.

Free Cash Flow. Free cash flow is defined as net cash provided by operating activities, minus or plus, net cash used in or provided by investing activities, excluding acquisitions and certain transactions. Free cash flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, the most directly comparable financial measure prepared in accordance with GAAP. We present free cash flow because we believe it provides useful information regarding our liquidity and ability to meet our short-term obligations. In particular, free cash flow indicates the amount of cash available after capital expenditures for, among other things, investments in our existing business, debt service obligations, payment of authorized quarterly dividends, repurchase of our common stock and strategic small acquisitions.

Constant Currency. We calculate the effect of currency fluctuations on current periods by translating the results for our business in the U.K. during the current period using the average exchange rates from the comparative period. We present constant currency information to provide useful information to assess our underlying business excluding the effect of material foreign currency rate fluctuations. Calculated in constant currency, our rental revenues and adjusted EBITDA for the three months ended September 30, 2019 were $1.1 million and $0.4 million higher than when calculated in accordance with GAAP.